CPI AEROSTRUCTURES, INC. 8-K

Exhibit 10.1

CONSENT, WAIVER AND SEVENTH AMENDMENT

 TO AMENDED AND RESTATED CREDIT AGREEMENT

CONSENT, WAIVER AND SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) entered into as of May 11, 2021 by and among CPI AEROSTRUCTURES, INC. (the “Borrower”), BANKUNITED, N.A., a national banking association, as Sole Arranger, Agent and a Lender, DIME COMMUNITY BANK, as successor-by-merger with BNB Bank, a New York banking corporation, as a Lender, and the other financial institutions from time to time parties thereto as lenders (collectively, the “Lender” and each a “Lender”), and BANKUNITED, N.A., a national banking association, as administrative agent and collateral agent for the Lender thereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent”).

WHEREAS, the Borrower, the Agent and each Lender are parties to that Amended and Restated Credit Agreement dated as of March 24, 2016, as amended by that First Amendment and Waiver to Amended and Restated Credit Agreement dated as of May 9, 2016, as further amended by that Second Amendment to Amended and Restated Credit Agreement dated as of July 13, 2017, as further amended by that Third Amendment and Waiver to Amended and Restated Credit Agreement dated as of August 15, 2018, as further amended by that Fourth Amendment dated as of December 20, 2018, as further amended by that Fifth Amendment to Amended and Restated Credit Agreement dated as of June 25, 2019, and as further amended by that Sixth Amendment and Waiver to Amended and Restated Credit Agreement dated as of August 24, 2020 (collectively, the “Agreement”);

WHEREAS, the Borrower has requested that the Agent and each Lender (i) amend certain provisions of the Agreement including an extension of the maturity date of the Loans, (ii) waive the Borrower’s failure to furnish timely to each Lender the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020 together with a related compliance certificate, (iii) waive temporarily the Borrower’s failure to furnish to each Lender the schedules provided for in Section 6.1(c) and Section 6.1(d) of the Agreement for each of the months of January, February and March 2021 (collectively, the “Designated Monthly Schedules”), (iv) consent to the Borrower furnishing to each Lender by June 15, 2021 the schedules provided for in Section 6.1(c) and Section 6.1(d) of the Agreement for the month of April 2021 (the “April Monthly Schedules”) and (v) consent to the Borrower furnishing to each Lender by June 15, 2021 the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2021 together with a related compliance certificate; and

WHEREAS, the Agent and each Lender are willing to accede to such request to (i) amend certain provisions of the Agreement and (ii) grant the requested waivers and consents, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.           All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement. This Amendment constitutes a Loan Document.

2.           Subject to the terms and conditions hereof, the Agreement is hereby amended as follows:

(a)         Section 1.1 of the Agreement (Defined Terms) is amended by deleting the following definitions and substituting the following therefor:

“Revolving Credit Termination Date”: July 31, 2022.

“Term Loan Maturity Date”: July 31, 2022.

(b)         Section 2.3 of the Agreement (Repayment of Revolving Credit Loans) is amended by adding the following sentence at the end thereof:

“Commencing May 11, 2021, the Borrower shall not request any Revolving Credit Loan as a Eurodollar Loan.”

(c)         Section 3.2 of the Agreement (Conversion and Continuation Options) is amended by adding a new subsection (c) at the end thereof as follows:

“(c)       Commencing May 11, 2021, the Borrower shall not (i) convert any Base Rate Loan to a Eurodollar Loan or (ii) continue any Eurodollar Loan as such upon the expiration of the then current Interest Period therefor.”

(d)         Section 3.10(a) of the Agreement (Increased Costs) is amended by renumbering clauses (ii), (iii) and (iv) as clauses (i), (ii) and (iii), respectively.

(e)         Section 6.10 of the Agreement (Maintain Accounts) is amended by deleting same and substituting the following therefor:

“Maintain its operating account with the Administrative Agent, and, commencing June 1, 2021, maintain all of its other deposit accounts with the Administrative Agent, provided that the Borrower may maintain one or more deposit accounts with Dime Community Bank so long as it is a Lender and such deposit accounts are subject to deposit account control agreements under which the Collateral Agent is the secured party, in form and substance satisfactory to the Collateral Agent in its sole discretion.”

(f)          Section 7.1(b) of the Agreement (Maximum Leverage Ratio) is amended by deleting same and substituting the following therefor:

“(b)       Maximum Leverage Ratio. Permit the Leverage Ratio of the Borrower at the end of each fiscal quarter determined for the trailing four-quarter period then ended (or in the case of the fiscal quarter ended March 31, 2021, determined on an annualized basis for the three-quarter period then ended) to be more than the corresponding ratio set forth below (subject to adjustment pursuant to Section 3.4(i)); “Leverage Ratio” shall mean Funded Debt, divided by EBITDA:

Fiscal Quarter End	Maximum Leverage Ratio
6/30/16 and 9/30/16	3.5 to 1.0
12/31/16 thru 12/31/17	3.0 to 1.0
3/31/18 – 12/31/20	N/A
3/31/21 and thereafter	4.0 to 1.0”

(g)         Section 10.2 of the Agreement (Notices) is amended and by deleting same and substituting the following therefor:

“10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified in writing by the respective parties hereto:

The Borrower:	CPI Aerostructures, Inc. 91 Heartland Boulevard Edgewood, New York 11717 Attn: Chief Financial Officer
with a copy to:	Graubard Miller 405 Lexington Avenue New York, New York 10174 Attn: David A. Miller, Esq.
The Administrative Agent, the Collateral Agent and the Swap Provider:

BankUnited, N.A.

445 Broadhollow Road

Melville, New York 11747

Attn: Ms. Christine Gerula

  Senior Vice President

and to

BankUnited, N.A.

Workout & Recovery Department

7765 NW 148th Street, Building 2

Miami Lakes, Florida 33016

Attn: Brian McGahee

with a copy to:

Certilman Balin Adler & Hyman LLP

90 Merrick Avenue

East Meadow, New York 11554

Attn: Kenneth A. Hoffmann, Esq.

and to

Luskin, Stern & Eisler LLP

50 Main Street

White Plains, New York, 10606

Attn: Michael Luskin

         Nathan Eisler

provided that any notice, request or demand to or upon any Agent or the Lenders pursuant to Sections 2.2, 2.4, 2.6, 2.8 or 3.2 shall not be effective until received.”

(h)         Schedule 4.6 of the Agreement is hereby amended by deleting the same and substituting the attached Schedule 4.6 therefor.

(i)          Schedule 4.18 of the Agreement is hereby amended by deleting the same and substituting the attached Schedule 4.18 therefor.

(j)          Schedule 7.2 of the Agreement is hereby amended by deleting the same and substituting the attached Schedule 7.2 therefor.

(k)         Schedule 7.3 of the Agreement is hereby amended by deleting the same and substituting the attached Schedule 7.3 therefor.

(l)          Except as amended herein, all other provisions of the Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.           Each Lender and the Borrower agree that as of May 11, 2021 and prior to the Effective Date (defined below), the aggregate outstanding principal amount of: (a) the Revolving Credit Loans as evidenced by Revolving Credit Notes is $21,000,000, and (b) the Term Loan as evidenced by the corresponding Term Notes is $6,358,333.32.

4.           The Borrower hereby represents and warrants to each Lender after giving effect to this Amendment that:

(a)         Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b)         No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

(c)         There are no defenses or offsets to the Borrower’s obligations under the Agreement, the Notes or the Loan Documents or any of the other agreements in favor of the Lender referred to in the Agreement.

(d)         The WHEREAS clauses set forth hereinabove are true and correct.

5.           Non-compliance by the Borrower with the following covenants is hereby waived by the Agent and each Lender, solely, in the case of subsection (b), for the period set forth therein:

(a)         Section 6.1(a) of the Credit Agreement: The Borrower’s late submission to each Lender of the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020 together with a related compliance certificate is waived.

(b)         Sections 6.1(c) and 6.1(d) of the Credit Agreement: The Borrower’s non-compliance with the requirement to furnish the Agent and each Lender with the Designated Monthly Schedules is waived until June 15, 2021.

6.           The Agent and each Lender hereby consent to non-compliance by the Borrower with the following covenants until the dates set forth hereunder:

(a)         Section 6.1(b) of the Credit Agreement: The Agent and each Lender consent to the Borrower furnishing the Agent and each Lender with its quarterly financial statement and related compliance certificate for the fiscal quarter ended March 31, 2021 by no later than June 15, 2021.

(b)         Section 6.1(c) and (d) of the Credit Agreement: The Agent and each Lender consent to the Borrower furnishing the Agent and each Lender with the April Monthly Schedules by no later than June 15, 2021.

7.           It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans, obligations and other extensions of credit provided in the Agreement (as herein amended) and the Loan Documents.

8.           The amendments, consents and waivers set forth herein are limited precisely as written, based on the facts specified, for the periods stated and shall not be deemed to (a) be a consent to or a waiver of, or future waiver of any further violation or non-compliance with any of the indicated covenants or any other term or condition of the Agreement, the Loan Documents or any of the documents referred to therein, or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Agreement, the Loan Documents or any documents referred to therein. Whenever the Agreement is referred to in this Amendment, the Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

9.             The Borrower agrees to pay on demand, and the Agent may charge any deposit or loan account(s) of the Borrower, all expenses (including reasonable attorney’s fees) incurred by the Lender in connection with the negotiation and preparation of this Amendment and all instruments, agreements and other documents executed or delivered in connection herewith.

10.           In consideration of the accommodations provided by the Agent and the Lender under this Amendment, the Borrower and the Guarantors (by virtue of their undersigned consent), on behalf of themselves and for each of their direct and indirect Affiliates, successors, predecessors and assigns, and their present and former legal representatives, employees, agents, and attorneys, and their trustees, successors and assigns (collectively, the “Releasors”), hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waive, release and forever discharge (the “Release”) the Agent and the Lender and the Agent and the Lender’s Affiliates and subsidiaries (collectively, the “Lender Parties”) from and against any and all rights, claims, counterclaims, demands, suits, actions or causes of action against the Agent or the Lender or the other Lender Parties, whether known or unknown, contingent or absolute, liquidated or unliquidated or otherwise, arising out of the Agent or the Lender’s or the other Lender Parties’ actions or inactions in connection with the Loans prior to the execution and delivery of this Amendment prior to the execution and delivery of this Amendment, as well as any and all rights of setoff, defenses, claims, counterclaims, demands, suits, actions, and causes of action, in each case in connection with the Loans prior to the execution and delivery of this Amendment, and any other bar to the enforcement of the Agreement, the Notes or any of the other Loan Documents which shall have accrued prior to the execution and delivery of this Amendment. In any litigation arising from or related to an alleged breach of the Release, the Release may be pleaded as a defense, counterclaim or cross claim and shall be admissible into evidence without foundation testimony whatsoever. The Releasors expressly covenant and agree that the Release shall be binding in all respects upon their respective successors, assigns and transferees including, without limitation, any trustee in bankruptcy, and shall inure to the benefit of the successors and assigns of the Agent, the Lender and the other Lender Parties.

11.           If any of the Borrower or the Guarantors shall (a) file with any bankruptcy or similar court or be the subject of any petition under any Debtor Relief Law; (b) be the subject of an order for relief under any Debtor Relief Law; (c) file or be the subject of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Debtor Relief Law; (d) seek, consent to or acquiesce in the appointment of a trustee, receiver, conservator or liquidator; or (e) be the subject of an order, judgment or decree entered by a court of competent jurisdiction approving a petition filed against any of the Borrower or the Guarantors for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Debtor Relief Law, then the Agent shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the United States Bankruptcy Code or from any other stay or suspension of remedies of the rights and remedies otherwise available to the Agent under the Agreement or any other Loan Documents, and each of the Borrower and the Guarantors specifically acknowledges that “cause” exists for such relief within the meaning of Section 362(d) of the United States Bankruptcy Code and agrees not to oppose any motion by the Agent for relief from the automatic stay imposed by Section 362.

12.         This Amendment shall become effective on such date as all of the following conditions shall be satisfied retroactive to the date set forth in the first paragraph hereof (the “Effective Date”):

(a)         Amendment. The Administrative Agent shall have received four (4) original counterparts of this Amendment (inclusive of all exhibits, and attachments), executed and delivered by a duly authorized officer of the Borrower and the Guarantors, with a counterpart or a conformed copy for each Lender.

(b)         Secretary’s Certificate of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate, dated as of the Effective Date, executed by the Secretary or any Assistant Secretary of the Borrower certifying (a) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and (b) the incumbency and signature of the officers of the Borrower executing this Amendment and any other Loan Document, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)         Secretary’s Certificates of the Guarantors. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate, dated as of the Effective Date, executed by the Secretary or any Assistant Secretary of each Guarantor certifying (a) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of such Guarantor authorizing the execution, delivery and performance of this Amendment and (b) the incumbency and signature of the officers of such Guarantor executing this Amendment and any other Loan Document, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)         Consents, Licenses and Approvals. All governmental and material third party approvals necessary in connection with the execution, delivery and performance of the Loan Documents shall have been obtained and be in full force and effect or shall continue to be in full force and effect.

(e)         Litigation. Except as set forth on Schedule 4.6 of the Agreement, there shall be no litigation or administrative proceeding or proposed or pending regulatory changes in law or regulations applicable to the Borrower or its Subsidiaries, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the execution, delivery and performance of the Loan Documents and the Borrowings hereunder.

(f)          Indebtedness. As of the Effective Date, the Borrower and its Subsidiaries shall not have outstanding Indebtedness for borrowed money or preferred stock other than (i) Indebtedness under the Loan Documents, (ii) Indebtedness permitted under the Agreement, and (iii) Indebtedness as set forth on Schedule 7.2 of the Agreement.

(g)         Documentation. The Lenders have received such other documents and other instruments or certificates as they may reasonably request.

(h)         Material Adverse Effect. Since June 30, 2020, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect, except for the Restatements.

(i)          Execution by Lenders. This Amendment shall have been executed and delivered by each Lender hereunder.

13.         This Amendment is dated as of the date set forth in the first paragraph hereof and shall be effective (after satisfaction of the conditions set forth in paragraph 12 above) on the date of execution by the Agent and the Lenders, retroactive to such date.

14.         This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

15.         This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

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SIGNATURE PAGE

Consent, Waiver and Seventh Amendment to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

CPI AEROSTRUCTURES, INC.,
as Borrower

By:	/s/ Douglas McCrosson
Name: Douglas McCrosson
Title: Chief Executive Officer

BANKUNITED, N.A.,
as Arranger, Agent and a Lender

By:	/s/ Brian McGahee
Name: Brian McGahee
Title: Senior Vice President

BANKUNITED, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Brian McGahee
Name: Brian McGahee
Title: Senior Vice President

DIME COMMUNITY BANK, as successor-
by-merger with BNB Bank, as a Lender

By:	/s/ Stuart M. Fliegelman
Name: Stuart M. Fliegelman
Title: Vice President

Each of the Guarantors indicated below hereby consent to this Amendment and acknowledge its continuing liability under its respective Guaranty with respect to the Agreement, as amended hereby, including (without limitation) the Loan Documents executed in connection with the Obligations and all other documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense of counterclaim, any such offset, defense or counterclaim as may exist being hereby irrevocably waived by each Guarantor.

GUARANTORS:
WELDING METALLURGY, INC.

By:	/s/ Douglas McCrosson
Name: Douglas McCrosson
Title: Chief Executive Officer

COMPAC DEVELOPMENT
CORPORATION

By:	/s/ Douglas McCrosson
Name: Douglas McCrosson
Title: Chief Executive Officer

SCHEDULE 4.6

Material Litigation

[omitted pursuant to Item 601(a)(5) of Regulation S-K]

SCHEDULE 4.18

Insurance

[omitted pursuant to Item 601(a)(5) of Regulation S-K]

SCHEDULE 7.2

Existing Indebtedness and Subordinated Debt

[omitted pursuant to Item 601(a)(5) of Regulation S-K]

SCHEDULE 7.3

Existing Liens

[omitted pursuant to Item 601(a)(5) of Regulation S-K]